UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: October 28, 2009

(Date of earliest event reported)

VISTA GOLD CORP.

(Exact Name of Registrant as Specified in Charter)

Yukon Territory, Canada
(State or Other Jurisdiction of Incorporation)

1-9025 (Commission File Number)	Not Applicable (IRS Employer Identification No.)

7961 SHAFFER PARKWAY, SUITE 5, LITTLETON, COLORADO 80127

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code:   (720) 981-1185

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01  Regulation FD

On October 28, 2009, the Registrant issued a press release announcing the receipt of the Temporary Occupation Permits for the Paredones Amarillos gold project located in Baja California Sur, Mexico.  The Temporary Occupation Permits formally grant Minera Paredones Amarillos S. A. de C. V., Vista’s wholly-owned Mexican subsidiary, the right to use the surface land in the project area owned by the Mexican federal government. With the Temporary Occupation Permits received, the Company has all of the documents necessary to file its application for the Change of Forest Land Use Permit (“CFLUP”) which is required before the Company can commence development of the Paredones Amarillos gold project.  The Company intends to file the CFLUP application in the upcoming days.

A copy of the press release is attached to this report as Exhibit 99.1. In accordance with General Instruction B.2 of Form 8-K, the information set forth herein and in the press release is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended. The information set forth in Item 7.01 of this report shall not be deemed an admission as to the materiality of any information in this report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01  Exhibits

99.1         Press Release dated October 28, 2009*

*The Exhibit relating to Item 7.01 is intended to be furnished to, not filed with, the SEC pursuant to Regulation FD.

SIGNATURES

In accordance with the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VISTA GOLD CORP.
(Registrant)

Dated: October 30, 2009	By:	/s/Gregory G. Marlier
Gregory G. Marlier
Chief Financial Officer